EXHIBIT 99.1

Fluidigm Announces Third Quarter 2019 Financial Results

Third quarter revenue decreased 8.5 percent to $26.5 million; year-to-date revenue increased 5 percent to $84.8 million

Third quarter consumables revenue increased 11 percent

Year-to-date mass cytometry revenue increased 28 percent

More than 10 new products commercialized in the quarter

SOUTH SAN FRANCISCO, Calif., Nov. 05, 2019 (GLOBE NEWSWIRE) --  Fluidigm Corporation (NASDAQ:FLDM) today announced financial results for the third quarter ended September 30, 2019.

Financial Highlights

  Third quarter revenue decreased 8.5 percent to $26.5 million from $29.0 million, with consumables revenue growth of 11 percent, compared to the third quarter of 2018.
  Year-to-date total revenue increased 5 percent to $84.8 million, and mass cytometry revenue increased 28 percent to $51.8 million, compared to the same period in 2018.
  GAAP net loss for the quarter was $12.9 million, compared with a GAAP net loss of $14.8 million for the third quarter of 2018.
  Non-GAAP net loss was $6.2 million for the quarter, compared with a $5.2 million non-GAAP net loss for the third quarter of 2018.

“Total revenue in the third quarter declined primarily due to mass cytometry instrument sales in the Americas, partially offset by growth in mass cytometry and microfluidics consumables. Double-digit recurring revenue growth from consumables and service, as well as disciplined financial management, were highlights for the quarter,” said Chris Linthwaite, President and CEO.

“Building recurring revenue has been an area of strategic focus, and this quarter we launched a significant number of innovative products, including seven new metals in mass cytometry and a novel RNA-seq solution in microfluidics,” added Linthwaite. “As we look ahead to 2020 and beyond, we are executing on a long-term multi-omics strategy to drive new insights in health and disease, identify meaningful biomarkers and accelerate therapeutic development.”

A reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Third Quarter 2019 Results

Revenue by category:

Category	Revenue by Category	Year-over-Year Change	% of Total Revenue
Instruments	$9.2 million	(34%)	35%
Consumables	$11.5 million	11%	43%
Service	$5.6 million	19%	21%
Grant	$0.2 million	N/A	1%

Revenue by market:

  Mass cytometry revenue decreased 13 percent to $15.6 million from $17.9 million in the prior year period. Mass cytometry product revenue decreased 23 percent to $11.8 million from $15.2 million in the prior year primarily due to lower sales of instruments partially offset by higher sales of consumables.

  Microfluidics revenue decreased 2 percent to $10.9 million from $11.1 million in the prior year period. Microfluidics product revenue decreased 1 percent to $8.9 million from $9.0 million in the prior year period primarily due to lower sales of instruments partially offset by higher sales of consumables.

Total revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total Revenue
Americas	$11.1 million	(19%)	42%
EMEA	$9.1 million	4%	34%
Asia-Pacific	$6.3 million	(4%)	24%

Gross margin:

GAAP gross margin was 53.0 percent in the third quarter of 2019 compared to 54.6 percent in the year ago period and 54.5 percent in the second quarter of 2019. Non-GAAP gross margin was 65.5 percent in the third quarter of 2019 compared to 66.4 percent in the year ago period and 66.4 percent in the second quarter of 2019. The year-over-year decrease in gross margin was primarily due to lower plant utilization, lower service margins, and an inventory reserve for low-volume microfluidics instruments partially offset by favorable product mix. Sequentially, the decrease in non-GAAP gross margin was primarily due to product mix and higher inventory reserves. In the case of GAAP margin, the year-over-year and sequential decreases were coupled with fixed amortization over lower revenue.

Cash and cash equivalents, short-term investments and restricted cash as of September 30, 2019:

Cash and cash equivalents, short-term investments, and restricted cash as of September 30, 2019, were $64.8 million, including $36.9 million in short-term securities and $2.1 million of restricted cash. Cash and cash equivalents, short-term investments, and restricted cash as of June 30, 2019, were $70.9 million, including $44.8 million in short-term securities and $2.1 million of restricted cash.

Operational and Business Progress

Market expansion:

  Our mass cytometry active installed instrument base increased to 275 at the end of the third quarter, representing approximately 15 percent growth since December 31, 2018. This includes more than 70 imaging-enabled instruments.
  A government medical center selected Imaging Mass Cytometry™ to accelerate therapeutic development for traumatic brain injury, broadening the use of Imaging Mass Cytometry beyond immuno-oncology.
  The Maxpar® Direct™ Immune Profiling Assay™ and Maxpar Human Immune Monitoring Panel Kit are now being used by more than 100 academic, pharmaceutical, and biotech companies globally as customers adopt Maxpar workflow solutions for clinical research work.

Recurring revenue product launches:

  Launched an automated Advanta™ RNA-Seq NGS Library Prep Kit for the Fluidigm® Juno™ microfluidic system. The innovative workflow delivers substantial cost savings and efficiency for mid-to-high-throughput laboratories.
  Launched Maxpar labeling kits for seven new metals, expanding highly multiplexed cell analysis using CyTOF® technology. Fluidigm is the first company to enable 50-plex cytometry panels.
  Launched three Imaging Mass Cytometry panel kits to accelerate immuno-oncology research.
  Launched advanced CyTOF Software that streamlines the selection and acquisition of multiple regions of interest from each slide with an enhanced user experience.

Industry award:

  CyTOF technology inventors received the 2019 Science and Technology Award from the Human Proteome Organization, an international scientific organization that promotes proteomics through internal cooperation and collaboration.

Clinical trials and publications:

  CyTOF technology is now being used in more than 60 clinical trials. There are more than 945 publications for mass cytometry, including 43 for Imaging Mass Cytometry.

Fourth Quarter 2019 Guidance

  Total revenue of $29 million to $32 million.
  GAAP operating expenses of $29 million to $30 million.
  Non-GAAP operating expenses of $25 million to $26 million excluding stock-based compensation and depreciation and amortization expenses of approximately $3 million and $1 million, respectively.
  Total cash outflow of $6 million to $8 million.

Conference Call Information
Fluidigm will host a conference call today, November 5, 2019, at 2:00 p.m. PT/5:00 p.m. ET to discuss third quarter 2019 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing the following:

US domestic callers: (877) 556-5248
Outside US callers: (720) 545-0029
Please reference Conference ID: 2178018

A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at Events & Presentations. The link will not be active until 1:45 p.m. PT/4:45 p.m. ET on November 5, 2019.

After the live webcast, the call will be archived on Fluidigm’s Investor Relations page at investors.fluidigm.com. In addition, a telephone replay of the teleconference will be available approximately 90 minutes after the end of the call.

The replay dial-in numbers are:

US domestic callers: (855) 859-2056
Outside US: (404) 537-3406
Please reference Conference ID: 2178018

The telephone replay will be available until November 12.

Statement Regarding Use of Non-GAAP Financial Information

Fluidigm has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three- and nine-month periods ended September 30, 2019, and September 30, 2018, as well as projected for the fourth quarter of 2019. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Our estimates of forward-looking non-GAAP operating expenses exclude estimates for stock-based compensation expense and depreciation and amortization; loss on disposal of property and equipment; future changes relating to developed and acquired technologies; other intangible assets; and income taxes, among other items, certain of which are presented in the tables accompanying our earnings release. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the expected benefits of strategic initiatives and product launches; and projected revenues, operating expenses, and cash flows for the fourth quarter of 2019. Forward‑looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks relating to reliance on sales of capital equipment for a significant proportion of revenues in each quarter; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; uncertainties in contractual relationships; risks relating to company research and development, sales, marketing, and distribution plans and capabilities; reductions in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2018, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (NASDAQ:FLDM) is an industry-leading biotechnology tools provider with a vision to improve life through comprehensive health insight. We focus on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, and plant and animal research laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo, Advanta, CyTOF, Direct, Imaging Mass Cytometry, Immune Profiling Assay, Juno and Maxpar are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Contact:

Agnes Lee
Vice President, Investor Relations
Fluidigm Corporation
650 416 7423
agnes.lee@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Instruments	$9,159	$13,890	$34,200	$31,831
Consumables	11,507	10,352	34,528	34,665
Product revenue	20,666	24,242	68,728	66,496
Service revenue	5,630	4,721	15,875	14,143
Grant revenue	200	-	200	-
Total revenue	26,496	28,963	84,803	80,639
Cost of revenue:
Cost of product revenue	10,520	11,635	33,009	33,017
Cost of service revenue	1,938	1,506	5,403	4,784
Total cost of revenue	12,458	13,141	38,412	37,801
Gross profit	14,038	15,822	46,391	42,838
Operating expenses:
Research and development	7,125	7,430	23,362	22,072
Selling, general and administrative	20,729	20,020	65,687	57,812
Total operating expenses	27,854	27,450	89,049	79,884
Loss from operations	(13,816)	(11,628)	(42,658)	(37,046)
Interest expense	(444)	(4,019)	(3,636)	(9,824)
Loss on extinguishment of debt	-	-	(9,000)	-
Other income, net	205	117	920	465
Loss before income taxes	(14,055)	(15,530)	(54,374)	(46,405)
Income tax benefit	1,168	780	2,269	2,167
Net loss	$(12,887)	$(14,750)	$(52,105)	$(44,238)

Net loss per share, basic and diluted	$(0.19)	$(0.38)	$(0.79)	$(1.13)

Shares used in computing net loss per share, basic and diluted	69,469	39,235	65,792	39,033

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2019	December 31, 2018 (1)

ASSETS
Current assets:
Cash and cash equivalents (Note 2)	$25,886	$95,401
Short-term investments (Note 2)	36,875	-
Accounts receivable, net	14,014	16,651
Inventories	14,998	13,003
Prepaid expenses and other current assets (Note 2)	4,781	2,051
Total current assets	96,554	127,106
Property and equipment, net	8,396	8,825
Operating lease right-of-use assets, net	5,352	-
Other non-current assets (Note 2)	5,984	6,208
Developed technology, net	49,000	57,400
Goodwill	104,108	104,108
Total assets	$269,394	$303,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,339	$4,027
Accrued compensation and related benefits	8,621	14,470
Operating lease liabilities, current	2,363	-
Other accrued liabilities	5,105	7,621
Deferred revenue, current portion	11,938	11,464
Total current liabilities	33,366	37,582
Convertible notes, net	49,853	172,058
Deferred tax liability, net	11,137	13,714
Operating lease liabilities, non-current	4,459	-
Other non-current liabilities	7,974	8,177
Total liabilities	106,789	231,531
Total stockholders' equity	162,605	72,116
Total liabilities and stockholders' equity	$269,394	$303,647

Notes:
(1) Derived from audited consolidated financial statements
(2) Cash and cash equivalents, available for sale securities and restricted cash consist of:
Cash and cash equivalents	$25,886	$95,401
Short-term investments	36,875	-
Restricted cash (included in prepaid and other current assets, and other non-current assets)	2,075	-
Total cash and cash equivalents, available for sale securities and restricted cash	$64,836	$95,401

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net loss	$(52,105)	$(44,238)
Depreciation and amortization	3,484	4,123
Stock-based compensation expense	8,292	6,057
Amortization of developed technology	8,400	8,400
Amortization of debt discounts, premiums and issuance costs	2,130	5,715
Loss on extinguishment of debt	9,000	-
Loss on disposal of property and equipment	52	-
Other non-cash items	(176)	40
Changes in assets and liabilities, net	(8,768)	(4,660)
Net cash used in operating activities	(29,691)	(24,563)

Investing activities
Purchases of investments	(52,719)	(1,451)
Proceeds from sales and maturities of investments	16,000	6,541
Purchases of property and equipment	(2,031)	(352)
Net cash provided by (used in) investing activities	(38,750)	4,738

Financing activities
Payment of debt and equity issuance costs	(128)	(2,779)
Proceeds from employee equity programs, net	1,134	487
Net cash provided by (used in) financing activities	1,006	(2,292)

Effect of foreign exchange rate fluctuations on cash and cash equivalents	(5)	(110)
Net decrease in cash, cash equivalents and restricted cash	(67,440)	(22,227)
Cash, cash equivalents and restricted cash at beginning of period	95,401	58,056
Cash, cash equivalents and restricted cash at end of period	$27,961	$35,829

Cash and cash equivalents, restricted cash and available for sale securities consist of:
Cash and cash equivalents	$25,886	$35,829
Restricted cash	2,075	-
Short-term investments	36,875	-
Total cash and cash equivalents, restricted cash and available for sale securities	$64,836	$35,829

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net loss (GAAP)	$ (12,887)	$ (14,750)	$ (52,105)	$ (44,238)
Stock-based compensation expense	3,029	2,303	8,292	6,057
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Depreciation and amortization	1,133	1,281	3,484	4,123
Interest expense (b)	444	4,019	3,636	9,824
Loss on disposal of property and equipment	23	-	52	-
Loss on extinguishment of debt	-	-	9,000	-
Benefit from acquisition related income taxes (c)	(742)	(898)	(2,226)	(2,525)
Net loss (Non-GAAP)	$ (6,200)	$ (5,245)	$ (21,467)	$ (18,359)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	69,469	39,235	65,792	39,033

Net loss per share - basic and diluted (GAAP)	$ (0.19)	$ (0.38)	$ (0.79)	$ (1.13)
Net loss per share - basic and diluted (Non-GAAP)	$ (0.09)	$ (0.13)	$ (0.33)	$ (0.47)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Gross profit (GAAP)	$ 14,038	$ 15,822	$ 46,391	$ 42,838
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Depreciation and amortization (d)	418	472	1,315	1,491
Stock-based compensation expense (d)	94	125	328	550
Gross profit (Non-GAAP)	$ 17,350	$ 19,219	$ 56,434	$ 53,279

Gross margin percentage (GAAP)	53.0%	54.6%	54.7%	53.1%
Gross margin percentage (Non-GAAP)	65.5%	66.4%	66.5%	66.1%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating expenses (GAAP)	$ 27,854	$ 27,450	$ 89,049	$ 79,884
Stock-based compensation expense (e)	(2,935)	(2,177)	(7,964)	(5,506)
Depreciation and amortization (e)	(715)	(809)	(2,169)	(2,633)
Loss on disposal of property and equipment (e)	(23)	-	(52)	-
Operating expenses (Non-GAAP)	$ 24,181	$ 24,463	$ 78,864	$ 71,745

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Loss from operations (GAAP)	$ (13,816)	$ (11,628)	$ (42,658)	$ (37,046)
Stock-based compensation expense	3,029	2,303	8,292	6,057
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Depreciation and amortization (e)	1,133	1,281	3,484	4,123
Loss on disposal of property and equipment (e)	23	-	52	-
Loss from operations (Non-GAAP)	$ (6,831)	$ (5,244)	$ (22,430)	$ (18,466)

(a) represents amortization of developed technology in connection with the DVS acquisition
(b) represents interest expense, primarily on convertible debt
(c) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) represents expense associated with cost of product revenue
(e) represents expense associated with research and development, selling, general and administrative activities